UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507
(Address of principal executive offices)
(Zip Code)

Registrant’s Telephone Number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

On November 6, 2018, Ramaco Resources, Inc. (“Ramaco” or the “Company”) announced that, due to a partial structural failure at one of its three raw coal storage silos that feed its Elk Creek plant in West Virginia, it was suspending processing and shipping of coal from the Elk Creek plant.

On December 4, 2018, Ramaco issued a press release containing updates regarding the partial structural failure. On November 30, 2018, the Company finished installation and commissioning of a temporary conveying system at the Elk Creek plant. The temporary conveying system will allow the Company to bypass the damaged raw coal storage silo, which has now been demolished, and allows for the immediate processing and shipping of coal, subject to rail availability. Using this recently commissioned and temporary bypass system, the Company expects to process and ship, at an estimated 55% to 65% of the entire plant capacity, through the Elk Creek plant throughout December 2018. The temporary bypass system will provide the primary feed to the plant while the Company designs and fabricates permanent modifications to the two existing silos.

The Company is also in the process of fabricating a higher capacity bypass system that is expected to provide a secondary conveyance system which will operate at approximately 80% of capacity with increased reliability compared to the temporary bypass system.  This secondary bypass system is expected to be completed in early January 2019, and at that time the first temporary system will be decommissioned.  This secondary conveyance system will remain on a permanent basis.  The Company anticipates completion of the silo modifications late in the first quarter of 2019, at which time it expects to resume full normalized feed to the plant through the original conveyance system at 100% of capacity.

The Company declared force majeure on contracts for coal deliveries from Elk Creek on November 7, 2018. While it continues to operate under declarations of force majeure, the Company intends to notify its customers that it anticipates beginning shipments at reduced levels during the week of December 3, 2018.

The Company does not anticipate significant adverse financial impacts on 2019 coal sales as a result of the partial structural failure. The Company continues to mine coal at its Elk Creek mines at planned levels. While the Elk Creek complex will build substantial inventories while continuing to recover from the silo failure, the Company anticipates that it has sufficient raw coal storage capacity to accommodate its increased inventory requirements.

The Company projects having sufficient liquidity to continue to operate its mines as planned, to implement the improvements to the conveyor systems at the Elk Creek plant, and fund its continued normal operations.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco’s expectations or beliefs concerning future events, and it is possible that the results described in this Form 8-K will not be achieved.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.  These factors include, without limitation, structural failures of our assets and the impact of any business interruptions resulting therefrom, unexpected delays in our current mine development activities or changes in operating conditions, projected financial impacts of the structural failure, timing and efficacy of the new bypass systems, impacts to customer relationships and customer contracts, availability of storage capacity and availability of liquidity.  Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  New factors emerge from time to time, and it is not possible for Ramaco to predict all such factors.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K.  The risk factors and other factors noted in Ramaco’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release dated December 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Executive Chairman and Chief Financial Officer

Date: December 4, 2018